EXHIBIT 15.1a

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-156118) of AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”) and in the related Prospectus of our report dated April 30, 2009, with respect to the consolidated financial statements of the Company as of December 31, 2008 and for the year then ended, included in this Annual  Report on Form 20-F filed with the Securities and Exchange Commission.

Ernst & Young AB

/s/ Jan Birgerson
Jan Birgerson
Authorized Public Accountant

May 20, 2009
Stockholm, Sweden